UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Brocade Communications Systems, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition (the “Acquisition”) of Brocade Communications Systems, Inc. (“Brocade”) by Broadcom Limited (“Ultimate Parent”), a limited liability company organized under the laws of the Republic of Singapore, Broadcom Corporation (“Parent”), a California corporation and an indirect subsidiary of Ultimate Parent, and Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 2, 2016 by and among Brocade, Ultimate Parent, Parent and Merger Sub:

(i)	Employee All Hands Presentation distributed on November 28, 2016; and

(ii)	Edited Transcript of Employee All Hands Presentation Recording distributed on November 28, 2016 by Brocade.

The items listed above were first used or made available on November 28, 2016.

Employee All Hands Presentation distributed on November 28, 2016

Acquisition Update

& 1H Expectations

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC. INTERNAL USE ONLY

Forward-Looking Statements

This communication, and any documents to which Brocade refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Brocade’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of Brocade and Broadcom for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Brocade and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Brocade’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) the ability of Broadcom to achieve its plans, forecasts and other expectations with respect to Brocade’s business after completion of the proposed transaction; and (x) other risks described in Brocade’s and Broadcom’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Brocade does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC. 2

Additional Information and Where to Find it; Participants in the Solicitation

This communication is being made in respect of the proposed transaction involving Brocade Communications Systems, Inc. (“Brocade”) and Broadcom Limited (“Broadcom”). In connection with the proposed transaction, Brocade intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.

Promptly after filing its definitive proxy statement with the SEC, Brocade will mail the definitive proxy statement and a proxy card to each stockholder of Brocade entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROCADE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BROCADE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Brocade with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and executive officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, which was filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC. 3

Acquisition Update

Focus Areas

IP Networking SAN Integration

Buyer Business Planning

We will continue to provide updates as soon as we have details

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC. 4

1H Expectations

• Standalone public company until close

• Aggressively drive our launch efforts

• Continue to deliver excellence to our customers, partners and colleagues

• Drive the integration planning process across all functional groups

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC. 5

Edited Transcript of Employee All Hands Presentation Recording distributed on November 28, 2016 by Brocade

So we were sending weekly updates. We’ll continue to do that. So we start at the very beginning, right? Because some of you have heard – I’ve heard from some of you, again, why did we do it? This was not the outcome we had planned. We now have a product roadmap that is robust. Think about what we did over the last three-plus years. We had falling fibre channel revenue, and we managed to grow IP revenue. Some organically, some inorganically through acquisition to offset the falling fibre channel revenue. No one thought we could do that four years ago. I mean, three years ago, people thought FCOE was going to kill fibre channel. So kept the fibre channel business from tanking while we grew IP revenue. Acquisitions were made to product portfolio. Made the decision to get out of making our own ASICS for the IP business because we knew that wasn’t competitive. We now have those products rolling out the door. We did the router. Great software portfolio. So we were confident that we were on the right track. However, with a stock price being as depressed as it was, we had to listen to the offers that we had. So that’s why we’re here.

We’re continuing the task of trying to find a buyer for the entire IP business. I’m going to repeat myself because some of this is already in the updates that I send out. But we have more interest in the IP business than we had in the entire Brocade. Why is that? Well, because a lot of people were afraid of the fibre channel business. So we had this good offer come in for Brocade, we actually go and talk to people to make sure it was a fair offer. And the people we talked to there are, you know, a few people were interested in the entire Brocade. But everyone who was interested in the entire Brocade have now come back and said, okay, we can’t get the entire Brocade, but we want to get the IP business. We value the IP business. Why do they value the IP business? They see the investments we’ve made. They see that we are starting to generate more and more revenue. We grew double-digit in all the IP segments when in some cases the market was growing single digits. So we have a strong IP business. And they’re interested in that. And everybody we’ve talked to is interested in the entire IP business. And so we have the people who originally wanted to talk to all of Brocade who didn’t get to buy Brocade, who have come back and said okay then I want to talk about the IP business of Brocade. And more people have come onboard.

The people are in two categories. There is strategics. Those are people who have enterprise businesses that sell to large enterprises, large carriers - they’re into the, you know, similar segment that we are in - the communication, compute storage business, selling to enterprises, that have common interests in buying our portfolio, because they see the value of our portfolio. Another category of customers is private equity players. These are people who are just financial players. Venture capitalists who, you know, invest early stage and startups, and late stage sometimes. Private equity people buy established businesses with established management teams. They’re not interested unless there is a team to run it, because they’re bankers. They don’t run businesses. Whereas, the contrast of – a venture guy will get someone who has a great idea. A lady with a great idea. A great engineer. A great idea. And they’ll invest – be the first investor. And they start trying to put a management team around that engineer, because they help to build management teams is what they do in the venture world. Private equity world, they don’t do that. They’re just number crunchers. Here’s what we do. We buy it. We buy the management team. We help you make it more efficient, because you’re no longer a public company. They have all the overhead being a public company. And we help you streamline it, and then you run it. You run it to money outcomes. Outcome of you get – you know, you become public is one of the outcomes the private equity guy’s going to run to. So we have private equity people who are interested. We have strategics who are interested. We hope that we’d be done by last week with all the people interested. There are more people interested than we anticipated. So we had meetings this morning. You see all the black limos outside, the black cars outside. That’s who those people are. We had meetings today. We have meetings tomorrow. We had meetings on Sunday. We had meetings starting it on Sunday morning with people interested.

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The uncertainty is troubling for all of you, I know. And even on the SAN side there’s uncertainty how the structures are and who is going where. So it’s not lost on me and the management team that we need to get this done sooner rather than later. It is our number one task. There are no more hours in the day for us to do this. I mean, we’re seven days a week; 24 hours a day. We’re fully available. Fully accessible. I mean, we have whoever we need is here 7/24 getting this done, because we realize the importance of getting this done. And it is our number one job. And the number one thing you should know is, we have a lot of interest. We could’ve been sitting here wringing our hands, oh, nobody wants us. The problem is the inverse. We have too many people who want it. And so now it’s like, you know, let’s go figure out how to sort this thing out and get the right home for the IP assets. So that’s kind of the path we’re on.

And we’ll continue to put the updates out as soon as we have them. So expectations for the first half. We have new comp plans getting out for the sales force with accelerators for Q1. For Q2 we’ve got people focus on selling. So the sooner we get that done for those customers, the better it is. But we have to keep executing. As difficult as it is, with the uncertainty.

And again, for myself. For my senior team. Talking about myself, initially. Again, not the outcome I wanted. I mean, this is going to be – we had the right strategy and the right plan but we have to work with what we have, right? And so we have to keep the trains leaving on time. On the SAN side and the IP side as best possible because that is a part of the value that we’re now trying to communicate to buyers. So it’s real important that we continue to ship the products. I mean, there’s a lot of hardware coming down the pike out of Jason’s world. The new switches. The top of shelf routers. There’s products coming out of Dan R’s world on the wireless side, out of the software team. We have to, have to keep delivering the products because that’s the value that we’re projecting that we’re going to be passing on to whoever buys those assets. So going to aggressively drive the launch efforts. And I think you’ll see us even position earlier than normal some of the products we’re shipping. Which is letting people know we’re in business. And we have incentives for our channel partners just rolled out last week for our channel partners could see they’re buying the products, and can position our products. And so, you know, this is as much as there is– you know, a lot of background noise, we have to keep pushing through this. All right.

So we’ll do Q&A.

Q: So what are the plans for BIP for first half ’17?

Lloyd: The plans for BIP first half ’17 is that we’re going to pay out at a hundred percent, because it’s almost impossible to set goals the way this is right now. And if something were to happen that someone wasn’t here, we’d do it prorated. So the plan is hundred percent BIP payout. Keep your heads down. Keep performing.

Q: Will selling the IP business to private equity save more jobs for current support positions at Brocade?

Lloyd: Will some of the IP business be better for jobs for Brocadians? It depends. You know, there are strategics who value exactly what we have. They have nothing of what we have. And they want to keep everything we have. There are strategics who, you know, the way they align products, maybe not. The PE guys would be the same as a strategic who wants everything that we have. That’s the best way I’d say it.

Q: Can Ruckus employees participate in BIP?

Lloyd: They already do. The question is, does Ruckus employ—Yeah, they do. Yeah, absolutely.

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Q: Is there an earliest date that the acquisition could close?

Lloyd: Well, we have said second half of the year to be careful. So it’s within the first half. That’s kind of the earliest date. People expect – because, again, you have to go through all the agency approvals, and government and international agency approvals. As well as antitrust things, and so on. So six months is usually like a safe time to think about when you might earliest get there. So, you know, that’s kind of a ballpark.

Q: Can you share with us, as you’re looking through all the bidders, what kind of factors other than price of course that you consider?

Lloyd: Looking through all the bidders, besides price, deal certainty is important so we can get the deal done, because the uncertainty that we have now, I don’t want myself or you to have to go through that again. And I tell you that going through the process, there are people looking at us who really do value what we have. And sometimes we talk about the software business. We haven’t gotten the revenue that we’d expect in a software business. And some of the best interest is in the software business. So it goes to the point of we have to keep executing. We have to keep delivering the products because it’s a whole part of what people are looking at is, you know, our ability to execute and make the trains leave on time. And people really are valuing. They realize there are people who are interested in us because, strangely enough, we haven’t fully shipped all the new commodity based silicon as yet. Because they see an inflection point coming, because they’ve looked at the data and they’ve see every time we’ve shipped a new system, our sales have increased. Every time we shipped a new blade, our sales have increased. So they’re looking at and they’re realizing that as we ship these products, and you go back over four or five years, every time there’s a new product our sales go up. And they do that kind of calculus. They look back and look at the trends. And they go, yep. You shipped this here. I know the revenue is going to go up because that’s what’s happened the last three times you did something like that. And so that predictability we’ve had in the past is really serving us well right now.

You know, we are part of something really special here. We have skills that are valuable. We have products that are valuable. And this Thanksgiving I’m going to take the time to sit back and spend a day not doing any work, and just reflect and enjoy some friends and family. And I encourage all of you to do the same thing. So happy Thanksgiving, and I’ll keep the information coming and keep the updates going, okay? Take care.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Brocade Communications Systems, Inc. (“Brocade”) and Broadcom Limited (“Broadcom”). In connection with the proposed transaction, Brocade intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Brocade will mail the definitive proxy statement and a proxy card to each stockholder of Brocade entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROCADE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BROCADE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Brocade with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

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Participants in the Solicitation

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and executive officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, which was filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which Brocade refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Brocade’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of Brocade and Broadcom for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Brocade and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Brocade’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) the ability of Broadcom to achieve its plans, forecasts and other expectations with respect to Brocade’s business after completion of the proposed transaction; and (x) other risks described in Brocade’s and Broadcom’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Brocade does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

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